UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 20, 2016

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.

1-3526	The Southern Company (A Delaware Corporation) 30 Ivan Allen Jr. Boulevard, N.W. Atlanta, Georgia 30308 (404) 506-5000	58-0690070

1-6468	Georgia Power Company (A Georgia Corporation) 241 Ralph McGill Boulevard, N.E. Atlanta, Georgia 30308 (404) 506-6526	58-0257110

The names and addresses of the registrants have not changed since the last report.

This combined Form 8-K is filed separately by two registrants: The Southern Company and Georgia Power Company. Information contained herein relating to each registrant is filed by each registrant solely on its own behalf. Each registrant makes no representation as to information relating to the other registrant.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.        Other Events.
See MANAGEMENT’S DISCUSSION AND ANALYSIS - FUTURE EARNINGS POTENTIAL - “Retail Regulatory Matters - Nuclear Construction” of Georgia Power Company (“Georgia Power”) in Item 7 and Note 3 to the financial statements of The Southern Company (“Southern Company”) under “Retail Regulatory Matters - Georgia Power - Nuclear Construction” and of Georgia Power under “Retail Regulatory Matters - Nuclear Construction” in Item 8 of each company’s Annual Report on Form 10-K for the year ended December 31, 2015 (the “Form 10-K”). See also MANAGEMENT’S DISCUSSION AND ANALYSIS - FUTURE EARNINGS POTENTIAL - “Retail Regulatory Matters - Nuclear Construction” of Georgia Power and Note (B) to the Condensed Financial Statements under “Retail Regulatory Matters - Georgia Power - Nuclear Construction” in each company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2016 for additional information regarding the two new nuclear generating units under construction at Plant Vogtle (“Plant Vogtle Units 3 and 4”), including (1) the December 31, 2015 definitive settlement agreement between Westinghouse Electric Company LLC (“Westinghouse”) and the co-owners of Plant Vogtle Units 3 and 4 (the “Vogtle Owners”), including Georgia Power (the “Contractor Settlement Agreement”), to resolve disputes under the engineering, procurement, and construction agreement between the Vogtle Owners and Westinghouse and WECTEC Global Project Services Inc. (formerly known as CB&I Stone & Webster, Inc.), (2) the Nuclear Construction Cost Recovery (“NCCR”) tariff, and (3) the review by the staff (“Staff”) of the Georgia Public Service Commission (“PSC”) of, among other items, costs related to Plant Vogtle Units 3 and 4, including the Georgia PSC’s authorization of the Staff to engage in related settlement discussions with Georgia Power and any intervenors and to report the status of its review and any settlement-related negotiations by October 19, 2016.
On October 18, 2016, the Georgia PSC approved Georgia Power’s request to extend the date by which the Staff must report to the Georgia PSC to October 28, 2016. On October 20, 2016, Georgia Power and the Staff reached a settlement agreement (the “Vogtle Cost Settlement Agreement”) regarding the costs of Plant Vogtle Units 3 and 4.
Under the terms of the Vogtle Cost Settlement Agreement, the following prudence matters were resolved: (1) none of the $3.3 billion of costs incurred through December 31, 2015 and reflected in the fourteenth Vogtle Construction Monitoring Report, approved by the Georgia PSC on August 16, 2016, will be disallowed from rate base on the basis of imprudence; (2) the Contractor Settlement Agreement is reasonable and prudent and none of the amounts paid or to be paid pursuant to the Contractor Settlement Agreement should be disallowed from rate base on the basis of imprudence; (3) financing costs on verified and approved capital costs will be deemed prudent provided they are incurred prior to December 31, 2019 and December 31, 2020 for Plant Vogtle Units 3 and 4, respectively; and (4) (a) the in-service capital cost forecast will be adjusted to $5.680 billion (the “Revised Forecast”), which includes a contingency of $240 million above Georgia Power’s current forecast of $5.440 billion, (b) capital costs incurred up to the Revised Forecast will be presumed to be reasonable and prudent with the burden of proof on any party challenging such costs, and (c) Georgia Power would have the burden to show that any capital costs above the Revised Forecast are reasonable and prudent.
Under the terms of the Vogtle Cost Settlement Agreement, the certified in-service capital cost for purposes of calculating the NCCR tariff will remain at $4.418 billion. Construction capital costs above $4.418 billion will accrue an allowance for funds used during construction

(“AFUDC”) through commercial operation. The return on equity (“ROE”) used to calculate the NCCR tariff will be reduced from 10.95% (the ROE rate setting point authorized by the Georgia PSC in Georgia Power’s most recent rate case) to 10.00% effective January 1, 2016. For purposes of the AFUDC calculation, the ROE on costs between $4.418 billion and $5.440 billion will also be 10.00% and the ROE on any amounts above $5.440 billion would be Georgia Power’s average cost of long-term debt. If the Georgia PSC adjusts Georgia Power’s ROE rate setting point in a rate case prior to Plant Vogtle Units 3 and 4 being placed into retail rate base, then the ROE for purposes of calculating both the NCCR tariff and AFUDC will likewise be 95 basis points lower than the revised ROE rate setting point. If Plant Vogtle Units 3 and 4 are not commercially operational by December 31, 2020, then (1) the ROE for purposes of calculating the NCCR tariff will be reduced an additional 300 basis points until such time as it reaches commercial operation and (2) the ROE used to calculate AFUDC will be Georgia Power’s average cost of long-term debt.
Under the terms of the Vogtle Cost Settlement Agreement, Plant Vogtle Units 3 and 4 will be placed into retail rate base on December 31, 2020 or upon reaching commercial operation, whichever is later. The Georgia PSC will determine for retail ratemaking purposes the process of transitioning Plant Vogtle Units 3 and 4 from a construction project to an operating plant no later than Georgia Power’s rate case required to be filed by July 1, 2019.
The Vogtle Cost Settlement Agreement is subject to approval by the Georgia PSC. Accordingly, the terms of the Vogtle Cost Settlement Agreement are subject to change and the terms of any final agreement approved by the Georgia PSC may differ materially from the terms of the Vogtle Cost Settlement Agreement. The ultimate outcome of this matter cannot be determined at this time.

Cautionary Note Regarding Forward-Looking Statements
Certain information contained in this Current Report on Form 8-K is forward-looking information based on current expectations and plans that involve risks and uncertainties. Forward-looking information includes, among other things, statements concerning the Vogtle Cost Settlement Agreement. Southern Company and Georgia Power caution that there are certain factors that could cause actual results to differ materially from the forward-looking information that has been provided. The reader is cautioned not to put undue reliance on this forward-looking information, which is not a guarantee of future performance and is subject to a number of uncertainties and other factors, many of which are outside the control of Southern Company and Georgia Power; accordingly, there can be no assurance that such suggested results will be realized. The following factors, in addition to those discussed in each company’s Form 10-K, and subsequent securities filings, could cause actual results to differ materially from management expectations as suggested by such forward-looking information: state and federal rate regulations and the impact of pending and future rate cases and negotiations, including the Vogtle Cost Settlement Agreement; the impact of recent and future federal and state regulatory changes, as well as changes in application of existing laws and regulations; current and future litigation, regulatory investigations, proceedings, or inquiries; available sources and costs of fuels; effects of inflation; the ability to control costs and avoid cost overruns during the development and construction of facilities, which include the development and construction of generating facilities with designs that have not been finalized or previously constructed; the ability to construct facilities in accordance with the requirements of permits and licenses, to satisfy any environmental performance standards and the requirements of tax credits and other incentives, and to integrate facilities into the Southern Company system upon completion of construction; advances in technology; legal proceedings and regulatory approvals and actions related to Plant Vogtle Units 3 and 4, including Georgia PSC approvals and Nuclear Regulatory Commission actions; interest rate fluctuations and financial market conditions and the results of financing efforts; changes in Southern Company’s or Georgia Power’s credit ratings, including impacts on interest rates, access to capital markets, and collateral requirements; the impacts of any sovereign financial issues, including impacts on interest rates, access to capital markets, impacts on currency exchange rates, counterparty performance, and the economy in general, as well as potential impacts on the benefits of U.S. Department of Energy loan guarantees; and the effect of accounting pronouncements issued periodically by standard setting bodies. Southern Company and Georgia Power expressly disclaim any obligation to update any forward-looking information.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 20, 2016	THE SOUTHERN COMPANY
	By	/s/Melissa K. Caen
Melissa K. Caen Corporate Secretary

GEORGIA POWER COMPANY
	By	/s/Melissa K. Caen
Melissa K. Caen Assistant Secretary

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